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                                                                   Exhibit 10.27

                                 EQUIPMENT LEASE

     This Equipment Lease is dated effective as of August 1, 2004, and is between PBC ACQUISITION, LLC., a Delaware limited liability company ("Lessor") and PORTLAND BREWING CO., an Oregon corporation ("Lessee").

     1. LEASE. Lessor hereby leases to Lessee, and Lessee hereby hires and takes from Lessor the following-described personal property (hereinafter, with all replacement parts, additions, repairs and accessories incorporated therein and/or affixed thereto, referred to as "leased equipment"):

     All equipment owned by Lessor and located at the premises described in the Sublease (Brewery) and Sublease (Alehouse), each dated effective as of August 1, 2004.

     2. TERM. This term of this lease commences August 1, 2004, and ends upon termination of the Sublease (Brewery) or Sublease (Alehouse), with respect to the equipment located at each premises.

     3. RENTALS. For said term, or any portion thereof, Lessee shall pay to Lessor a rental fee in the amount of $0.15 per barrel produced at the premises described in paragraph 6 hereof, payable in accordance with the Production Agreement between the parties dated effective August 1, 2004.

     4. IDENTIFICATION OF LEASED EQUIPMENT. Lessor may affix such evidence of ownership to leased equipment as it may deem appropriate.

     5. TITLE OF THE LESSOR. Title to the leased equipment shall at all times remain in the Lessor. The leased equipment is and shall remain personal property. Upon the expiration or termination of this lease, the Lessee shall return the leased equipment unencumbered to Lessor at Lessee's address specified herein or to such other place as Lessor and Lessee agree upon.

     6. POSSESSION, PLACE OF USE AND CHANGES IN LOCATION OF LEASED EQUIPMENT. So long as Lessee shall not be in default under this lease it shall be entitled to the possession and use of the leased equipment in accordance with the terms of this lease. The leased equipment shall be used in the conduct of the lawful business of the Lessee, shall be kept at 2730 NW 31st Avenue, City of Portland, County of Multnomah, State of Oregon, and shall not be removed from such location without the prior written consent of the Lessor. The Lessee shall not, without Lessor's prior written consent, part with possession or control of the leased equipment or attempt to sell, pledge, mortgage or otherwise encumber any of the leased equipment or attempt to purport to sell, pledge, assign, transfer or otherwise dispose of or encumber any interest under this lease.

     7. RIGHT OF INSPECTION. Lessor shall have the right from time to time during reasonable business hours to enter upon the Lessee's premises or elsewhere for the purpose of confirming the existence, condition and the proper maintenance of the leased equipment. The


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foregoing rights of entry are subject to any applicable governmental laws, regulations and rules concerning industrial security.

     8. RIGHT TO USE EQUIPMENT. Pyramid Breweries, Inc. ("PMID") shall have the right to use the leased equipment when in control of the premises pursuant to an Alternating Proprietorship Agreement between Lessee and PMID.

     9. NO PURCHASE OPTION. Lessee shall have no option to purchase or otherwise acquire title to or ownership of any of the leased equipment and shall have only the right to use the same under and subject to the terms and provisions of this lease.

     10. FURTHER ASSURANCES. Lessee and Lessor shall execute and deliver, upon the reasonable request of the other party, such instruments and assurances as are reasonably necessary or advisable for the confirmation or perfection of this lease and the parties' rights hereunder.

Executed: February 14, 2006

LESSOR:                                 LESSEE:

PBC ACQUISITION, LLC, BY ITS MEMBER     PORTLAND BREWING COMPANY
PYRAMID BREWERIES, INC.


-------------------------------------   ----------------------------------------
By: John Lennon                         By: R. Scott MacTarnahan
Its: President and Chief                Its: President
     Executive Officer


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